Addendum to Distribution Agreement dated December 5, 2001
Calvert Distributors, Inc.

Addendum to Schedule II

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Distribution Fee

Calvert Social Investment Fund
         CSIF Equity
         CSIF Bond

Class Y

N/A

Calvert World Values Fund, Inc.
         CWVF International Equity Fund
         Calvert International Opportunities Fund

Class Y

N/A

Calvert Impact Fund, Inc.
         Calvert Large Cap Growth Fund

Class Y

N/A

Schedule III

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Service Fee

Calvert Social Investment Fund
         CSIF Equity
         CSIF Bond

Class Y

N/A

Calvert World Values Fund, Inc.
         CWVF International Equity Fund
         Calvert International Opportunities Fund

Class Y

N/A

Calvert Impact Fund, Inc.
         Calvert Large Cap Growth Fund

Class Y

N/A

Date: October 31, 2008